CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" in the Registration Statement (Form N-1A) of the Artisan Funds, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 23 to the Registration Statement under the Securities Act of 1933 (File No. 33-88316) and in this Amendment No. 25 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-8932).

                              /s/ Ernst & Young LLC

Milwaukee, Wisconsin
January 23, 2004